SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                            FORM 8-K


   CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE
    SECURITIES AND EXCHANGE ACT OF 1934 (NO FEE REQUIRED)

                 Date of Report:  April 30, 1997



                          PRO-DEX, INC.
     (Exact Name of Registrant as Specified in its Charter)


               Commission File Number     0-14942


       Colorado                            84-1261240
----------------------------         -----------------------
(State or other Jurisdiction of          (I.R.S. Employer
 Incorporation or Organization)           Identification
                                              Number)



   1401 Walnut Street, Suite 540, Boulder, Colorado 80302
--------------------------------------------------------------
    (Address Of Principal Executive Offices, Including Zip


Registrant's Telephone Number, Including Area Code:(303) 443-6136





          INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 1.  Changes in the Control of Registrant.  None.

ITEM 2.  Acquisition or Disposition of Assets.

     On April 25, 1997, consistent with the decision of it's Board of Directors as announced on February 12, 1997, the Registrant completed the unwinding of the transaction pursuant to which the Registrant acquired the assets of Pnu-Light Tool Works, Inc., a Missouri corporation,including United States patent No. 5,267,129 entitled "Pneumatic Lighting Apparatus". The
anticipated   synergy   between    the Registrant's   Pnu-Light,
Inc.  and  Micro   Motors,   Inc. subsidiaries  did not meet
expectations, and, therefore, in accordance with the procedures set forth in the May 11, 1996 Asset Purchase Agreement between Registrant and Pnu-Light Tool Works, Inc., Martech, Inc., the survivor of Pnu-Light Tool Works, Inc., has re-conveyed to Registrant all 368,483 shares of Registrant's common stock that were issued to Martech, Inc.pursuant to the Asset Purchase Agreement, and, Registrant, in exchange, assigned
United States Patent No. 5,267,129 to Martech, Inc. Pursuant to the Asset Purchase Agreement, the Registrant will retain a non-exclusive, fully paid, world wide license to the technology
as well  as  the proprietary   information  developed  since  the
date   of acquisition.

ITEM 3.  Bankruptcy or Receivership.  None.

ITEM 4.  Changes in Registrant's Certifying Registered Accountant. None.

ITEM 5.  Other Events.  None.

ITEM 6.  Resignation of Registrant's Directors.  None.

ITEM 7.  Financial Statements and Exhibits.  None.

ITEM 8.  Changes in Fiscal Year.  None.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              PRO-DEX, INC.

                              ____________________________________
                              George J. Isaac
                              Chief Financial Officer